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                                                                    EXHIBIT 23.3


        CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement of our report dated March 9, 1995, except Note 8(f) which is as of May 8, 1995 relative to the consolidated financial statements (presented separately in the Registration Statement) of Resources for Child Care Management, Inc. and Subsidiaries and to the reference to our firm under the caption "experts" in the prospectus.


                                             /s/ TRIEN, ROSENBERG, ROSENBERG,
                                                 WEINBERG, CIULLO & FAZZARI, LLP
                                             -----------------------------------
                                             TRIEN, ROSENBERG, ROSENBERG,
                                                 WEINBERG, CIULLO & FAZZARI, LLP





Morristown, NJ
August 11, 1997